                        AMENDMENT NUMBER 10 TO INVESTMENT
                             SUB-ADVISORY AGREEMENT

     Effective January 1, 2007 the Investment Sub-Advisory Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company), and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended (the "Agreement"), is hereby amended to reflect the following amended fee schedule for the funds listed as per the attached SCHEDULE A:

     The sub-advisory fees shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset values of the Portfolios as follows.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the 1st day of January, 2007.

                                        HARTFORD INVESTMENT
                                        FINANCIAL SERVICES, LLC


                                        /s/ John C. Walters
                                        ----------------------------------------
                                        By: John C. Walters
                                        Title: Executive Vice President


                                        WELLINGTON MANAGEMENT COMPANY, LLP


                                        /s/ Nancy T. Lukitsh
                                        ----------------------------------------
                                        By: Nancy T. Lukitsh
                                        Title: Senior Vice President


Hartford Mutual Funds, Inc.
Page 1 of 3

                                                                      SCHEDULE A

                           THE HARTFORD ADVISERS FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million       0.22%
Next $100 million       0.18%
Next $350 million       0.15%
Next $500 million      0.125%

                     THE HARTFORD CAPITAL APPRECIATION FUND

Net Asset Value     Annual Rate
---------------     -----------
All Assets             0.221%

                     THE HARTFORD DIVIDEND AND GROWTH FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.325%
Next $100 million       0.25%
Next $350 million       0.20%
Next $500 million       0.15%

                      THE HARTFORD DISCIPLINED EQUITY FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.325%
Next $100 million       0.25%
Next $350 million       0.20%
Next $500 million       0.15%

                        THE HARTFORD GLOBAL LEADERS FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.40%
Next $100 million      0.30%
Next $350 million      0.25%
Next $500 million      0.20%


Hartford Mutual Funds, Inc.

                                                                      SCHEDULE A

                  THE HARTFORD INTERNATIONAL OPPORTUNITIES FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.40%
Next $100 million      0.30%
Next $350 million      0.25%
Next $500 million      0.20%

                            THE HARTFORD MIDCAP FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.40%
Next $100 million      0.30%
Next $350 million      0.25%
Next $500 million      0.20%

                         THE HARTFORD SMALL COMPANY FUND

Net Asset Value     Annual Rate
---------------     -----------
All Assets             0.285%

                        THE HARTFORD STOCK FUND

Net Asset Value     Annual Rate
---------------     -----------
First $50 million      0.325%
Next $100 million       0.25%
Next $350 million       0.20%
Next $500 million       0.15%


Hartford Mutual Funds, Inc.
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